Exhibit 99.2

Aditxt Announces Closing of $20.0 Million Public Offering

RICHMOND, Va., - September 20, 2022 - Aditxt, Inc., (Nasdaq: ADTX) (the “Company” or “Aditxt”), a biotech innovation company developing and commercializing technologies focused on monitoring and modulating the immune system, today announced the closing of its previously announced public offering of 3,333,333 shares of its common stock (or common stock equivalents in lieu thereof), together with warrants to purchase up to 3,333,333 shares of its common stock at a combined offering price to the public of $6.00 per share (or common stock equivalent) and associated warrant. The warrants have an exercise price of $6.00 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $20.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for continuing operating expenses and working capital.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-266183) initially filed with the Securities and Exchange Commission (SEC) on July 18, 2022 and became effective on September 16, 2022. The public offering was made only by means of a prospectus, which forms a part of the effective registration statement. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Aditxt

Aditxt is a biotech innovation company developing and commercializing technologies focused on monitoring and modulating the immune system. Aditxt’s immune monitoring technologies are designed to provide a personalized immune profile. Aditxt’s immune modulating technologies, currently preclinical, are being developed to retrain the immune system to induce tolerance to address rejection of transplanted organs, autoimmune diseases and allergies. For more information, please visit www.Aditxt.com and www.AditxtScore.com

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws.. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations Contact:
ir@aditxt.com

www.aditxt.com